EXHIBIT (a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Shares of Common Stock

Of

SuccessFactors, Inc.

at

$40.00 Per Share

Pursuant to the Offer to Purchase

Dated December 16, 2011

by

Saturn Expansion Corporation

a wholly-owned subsidiary of

SAP America, Inc.

an indirectly wholly-owned subsidiary of

SAP AG

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, JANUARY 18, 2012, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available or the certificates representing tendered Shares and all other required documents cannot be delivered to American Stock Transfer and Trust Company, LLC (the “Depositary”) prior to the expiration of the Offer or if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Time (as defined below). This instrument may be delivered or transmitted by facsimile transmission or mailed to the Depositary. See Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

American Stock Transfer & Trust Company, LLC

Method of delivery of the Shares (as defined below) is at the option and risk of the owner thereof.    See Instruction 2 of the Letter of Transmittal (as defined below).

Mail or deliver this Notice of Guaranteed Delivery, or a facsimile, to:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042

If delivering by hand, courier or facsimile transmission:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

Facsimile: (718) 234-5001

For assistance call (877) 248-6417 (toll free) or (718) 921-8317

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Saturn Expansion Corporation, a Delaware corporation and a wholly-owned subsidiary of SAP America, Inc., a Delaware corporation and an indirectly wholly-owned subsidiary of SAP AG, a stock corporation organized under the laws of the Federal Republic of Germany, upon the terms and subject to the conditions set forth in the offer to purchase dated December 16, 2011 (as amended or supplemented from time to time, the “Offer to Purchase”), and in the related letter of transmittal (as amended or supplemented from time to time, the “Letter of Transmittal,” and together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Shares”), of SuccessFactors, Inc., a Delaware corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3—“Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase. The Offer expires at 5:00 p.m., New York City time, on Wednesday, January 18, 2012, unless extended as described in the Offer to Purchase (such time, as may be extended as described in the Offer to Purchase, the “Expiration Time”).

Name(s) of Record Holder(s)	Number of Shares

Address(es)	Certificate Nos. (if available)

Zip Code	Indicate account number at the Depositary Trust Company if Shares will be tendered by book-entry transfer:

(Area Code) Telephone No.	Account Number

X
Dated:

X
Dated:

Signatures(s) of Record Holder(s)

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile of the Letter of Transmittal, which is permitted solely in the case of book-entry transfer) with any required signature guarantee, or an Agent’s Message (as defined in the Letter of Transmittal, which is permitted solely in the case of book-entry transfer), and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates representing tendered Shares to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Name of Firm	Authorized Signature

Address	Name (Please Print)

Zip Code	Title

(Area Code) Telephone No.	Dated:

NOTE:	DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.